Exhibit 99.7(dd)

AMENDMENT TO INTERMEDIARY AGREEMENTS

This Amendment (“Amendment”) is made October     , 2014 by and among Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York (collectively, the “Company”), Pacific Investment Management Company (“PIMCO”), PIMCO Variable Insurance Trust (the “Fund”) and PIMCO Investments LLC (the “Underwriter”).

WHEREAS, Jefferson National Life Insurance Company, PIMCO, the Fund and the Underwriter are parties to various Intermediary Agreements (as defined in Section 3 below); and

WHEREAS, the parties desire to amend the Intermediary Agreements to add Jefferson National Life Insurance Company of New York as a party to the Intermediary Agreements.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.                                      Unless otherwise defined in this Amendment, the terms used herein shall have the same meanings they have in the Agreement.

2.                                      Jefferson National Life Insurance Company of New York shall be added to the Intermediary Agreements as a party on the same terms and conditions as Jefferson National Life Insurance Company.

3.                                      The term “Intermediary Agreement(s)” shall mean any Participation Agreement, Services Agreement and/or other similar agreement(s) currently in effect relating to transactions in shares to which Jefferson National Life Insurance Company, PIMCO, the Fund and/or Underwriter or any of their predecessors, successors or affiliates is a party.

4.                                      The amendments set forth herein shall be effective as of January 1, 2015.

5.                                      Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

6.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above set forth.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY		JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:		By:

Name:	Craig Hawley	Name:	Craig Hawley, General Counsel

PIMCO VARIABLE INSURANCE TRUST		PIMCO INVESTMENTS LLC

By:		By:

Name:		Name:

Title:		Title:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:

Title:

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